SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2004

IMAGISTICS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16449 (Commission File Number)	06-1611068 (IRS Employer ID Number)

100 Oakview Drive Trumbull, Connecticut (Address of Principal Executive Offices)	06611 (Zip Code)

Registrant’s telephone number, including area code: (203) 365-7000 ——————————————————————————— (Former Name or Former Address if Changed Since Last Report)

Item 5. Other Events.

On June 30, 2004, the Registrant, Fleet Capital Corporation (“Fleet”) and the other financial institutions party to Credit Agreement (as defined below) as lenders (collectively, the “Lenders”) and Fleet, as Administrative Agent for the Lenders with respect to the Credit Agreement dated as of November 9, 2001 by and among the Company, the Lenders and the Administrative Agent, as amended by that certain First Amendment Agreement dated as of March 19, 2002 and that certain Second Amendment Agreement dated as of July 19, 2002 and that certain Third Amendment Agreement dated as of March 5, 2003 and that certain Fourth Amendment dated as of May 16, 2003 and that certain Fifth Amendment dated as of May 7, 2004 (as amended, the “Credit Agreement”) entered into a Sixth Amendment Agreement effective as of June 1, 2004 (the “Sixth Amendment”). The Sixth Amendment (i) reduces the Applicable Margin (as defined in the Credit Agreement) for Term B Facility Loans by 100 basis points from 225 to 125 for LIBOR loans and from 125 to 25 for ABR loans; (ii) designates JPMorgan Chase Bank Documentation Agent; and (iii) amends the definition of Eligible Inventory to exclude Inventory that is located at leased properties or warehouses for which Landlord’s Consents, as defined in the Credit Agreement, have not been secured only if valued in excess of $5,000,000 at a specific leased property or warehouse or in excess of $15,000,000 in aggregate. A copy of the Sixth Amendment is filed herewith as Exhibit 10.31.

Item 7(c). Exhibits.

Exhibit 10.31	Sixth Amendment Agreement, dated as of June 1, 2004, by and among Imagistics International Inc. (“Borrower”), Fleet Capital Corporation (“Fleet”), and the other financial institutions party thereto (collectively, the “Lenders”) and Fleet, as Administrative Agent for the Lenders, with respect to that certain Credit Agreement dates as of November 9, 2001 by and among the Borrower, the Lenders and the Administrative Agent, as amended by that certain First Amendment Agreement dated as of March 19, 2002 and that certain Second Amendment Agreement dates as of July 19, 2002 and that certain Third Amendment Agreement dated as of March 5, 2003 and that certain Fourth Amendment dated as of May 16, 2003 and that certain Fifth Amendment dated as of May 7, 2004.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2004

IMAGISTICS INTERNATIONAL INC.

By:	/s/ MARK S. FLYNN ———————————————
Name: Title:	Mark S. Flynn Vice President, General Counsel and Secretary

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